Exhibit 10.3.2

Please complete and

return this form prior to

December 31, 20     .

CARE CAPITAL PROPERTIES, INC.

NON-EMPLOYEE DIRECTOR DEFERRED STOCK COMPENSATION PLAN

20    DEFERRAL ELECTION FORM

To the Corporate Secretary:

☐ No Deferral (complete Section V only)

☐ No Change to Current/Existing Deferral Election (complete Section V only)

☐ New Deferral Election Set Forth Below (complete Sections I-V)

SECTION I — ELECTION TO DEFER DIRECTOR FEES

Pursuant to Article 6 of the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan (the “Plan”), I hereby elect to have the following percentage/dollar amount of my Director Fees payable hereafter deferred and credited to a Stock Unit Account for me:

(Check one)

☐ percent ( %)

☐ dollars ($ ) per calendar quarter

I understand that I may revoke or modify this election only with respect to Director Fees payable on or after the first day of a subsequent calendar year and only by filing a new Election Form before the first day of such subsequent calendar year in accordance with Plan procedures.

SECTION II — DIVIDENDS ON DEFERRED UNITS

I hereby elect to have dividend equivalents with respect to Stock Units in my Stock Unit Account:

(Check one)

☐            paid to me in cash as soon as practicable after dividends are paid on Shares of Care Capital Properties, Inc.

☐            converted to additional Stock Units and distributed at the time and in the manner selected for my Stock Unit Account

SECTION III — PAYMENT OPTIONS FOR DEFERRED UNITS

1.        I hereby direct that distribution of my Stock Unit Account under the Plan be made after Termination of my Service as a Director as follows:

(Check one under each of (a) and (b))

(a)         In the form of:

☐            a lump sum payment

☐            a series of annual payments over          (specify number) years
(must be 10 years or less, not to extend more than 10 years after Termination of Service as a Director)

(b)         As soon as administratively feasible after:

☐            Termination of my Service as a Director

☐            January 1 of the calendar year immediately following Termination of my Service as a Director

☐            Seven months following Termination of my Service as a Director

☐                                 (specify date)

2.             Change in Control Accelerated Payment (Check if desired)

☐                 Notwithstanding the above elections, I hereby direct that distribution of my Stock Unit Account under the Plan be accelerated and occur in a lump sum upon a Change in Control (as defined in the 2015 Incentive Plan), provided such Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code.

Continued on back

SECTION IV — DESIGNATION OF BENEFICIARY

Pursuant to Article 9 of the Plan, I designate my beneficiary (or beneficiaries) as follows:

Name	Address	Percentage

I reserve the right to make new designations as provided in the plan.

SECTION V — ACKNOWLEDGEMENT

By signing this Election Form, I hereby acknowledge my understanding and acceptance of the following:

1.               Irrevocable Election.  This election is irrevocable.  I understand that I may not revoke or modify this election (except in such limited circumstances as the Committee may permit in accordance with law).  I do not expect to be able to make any changes to the manner or timing of distributions set forth in this Election Form.

2.               Company Right to Terminate Election and Early Transfer.  The Company reserves the right to terminate this Election Form at any time.  In such case, Stock Units which are subject to this Election Form may be converted into Shares and such Shares may be transferred to me immediately.  Notwithstanding any election made herein and without limitation on the preceding provisions, the Company reserves the right to transfer to me all of the Shares associated with the Stock Units subject to this Election Form at any time following Termination of my Service as a Director or following termination of the Plan.

3.               Tax Code Section 409A Dealing with Deferred Compensation.  I understand that this election shall be construed in accordance with the terms and provisions set forth in this Election Form, as well as the Plan and the requirements of Section 409A of the Code.  To the extent Section 409A of the Code is applicable to any Stock Unit, it is intended that such Stock Unit complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.  Notwithstanding any other provision in this Election Form, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this election to help distributions qualify for exemption from or compliance with Section 409A of the Code; provided, however, that the Company makes no representation that Stock Units under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to comply with Section 409A of the Code or to preclude Section 409A of the Code from applying to any Stock Units.  I understand that Section 409A of the Code is complex, that any additional taxes and other liabilities under Section 409A of the Code are my responsibility and that the Company encourages me to consult a tax advisor regarding the potential impact of Section 409A of the Code.

Capitalized terms used but not defined herein have the meanings specified in the Plan.

By signing this Election Form, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth in this Election Form, as well as the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

Dated: , 20

Participant’s Signature

Print Participant’s Name

RECEIVED this     day of                   , 20

Corporate Secretary